U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

BLACK RIDGE ACQUISITION CORP.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	82-1659427
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)
c/o Black Ridge Oil & Gas, Inc. 110 North 5th Street, Suite 410
Minneapolis, Minnesota	55403
(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates:	333-220516
(If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be Registered	Name of Each Exchange on Which Each Class is to be Registered

Units, each consisting of one share of Common Stock, one Right and one Warrant	The Nasdaq Stock Market LLC

Common Stock, par value $0.0001 per share	The Nasdaq Stock Market LLC

Rights, exchangeable into one-tenth of one share of Common Stock	The Nasdaq Stock Market LLC

Warrants, exercisable for shares of Common Stock at an exercise price of $11.50 per share	The Nasdaq Stock Market LLC

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

Item 1.	Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are the units, common stock, rights and warrants of Black Ridge Acquisition Corp. (the “Company”). The description of the units, common stock, rights and warrants is contained under the heading “Description of Securities” in the registration statement initially filed with the Securities and Exchange Commission on September 18, 2017, as amended from time to time (File No. 333-220516) (the “Registration Statement”) to which this Form 8-A relates is incorporated herein by reference. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that are subsequently filed are hereby also incorporated by reference herein.

Item 2.	Index to Exhibits.

Exhibit No.	Description

3.1	Certificate of Incorporation (included in Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-220516) filed on September 22, 2017).
3.2	Amended and Restated Certificate of Incorporation (included in Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-220516) filed on September 22, 2017).
3.3	By-laws (included in Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-220516) filed on September 22, 2017).
4.1	Specimen Unit Certificate (included in Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-220516) filed on September 22, 2017).
4.2	Specimen Common Stock Certificate (included in Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-220516) filed on September 22, 2017).
4.3	Specimen Warrant Certificate (included in Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-220516) filed on September 22, 2017).
4.4	Specimen Rights Certificate (included in Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-220516) filed on September 22, 2017).
4.5	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant (included in Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-220516) filed on September 22, 2017).
4.6	Form of Rights Agreement between Continental Stock Transfer & Trust Company and the Registrant (included in Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-220516) filed on September 22, 2017).
4.7	Form of Form of Unit Purchase Option between the Registrant and EarlyBirdCapital, Inc. (included in Amendment No. 2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-220516) filed on September 27, 2017).
10.1	Form of Stock Escrow Agreement between the Registrant, Continental Stock Transfer & Trust Company and Black Ridge Oil & Gas, Inc. (included in Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-220516) filed on September 22, 2017).
10.2	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant (included in Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-220516) filed on September 22, 2017).
10.3	Form of Registration Rights Agreement among the Registrant and Black Ridge Oil & Gas, Inc. (included in Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-220516) filed on September 22, 2017).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

BLACK RIDGE ACQUISITION CORP.

Date: October 2, 2017	By:	/s/ Ken DeCubellis
Ken DeCubellis Chief Executive Officer

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